ARNOLD & PORTER
                                 399 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4690
                                 (212) 715-1000
                            FACSIMILE: (212) 715-1399



                                October 23, 1992

The Prudential Institutional Fund
Prudential Plaza
751 Broad Street
Newark, New Jersey 07102-3777

     Re: The Prudential Institutional Fund
         ---------------------------------

Ladies and Gentlemen:

         We have acted as counsel to The Prudential Institutional Fund, a Delaware business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of shares of certain series of the Trust (the "Shares"), in the manner and on the terms set forth in the Registration Statement on Form N-1A of the Trust filed with the Securities and Exchange Commission (File No. 33-48066), as amended by Amendment No.1 thereto (the "Registration Statement"). You have requested our opinion in connection with the filing of the Registration Statement.

         In rendering our opinion, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, organizational records, certificates of public officials and such other instruments as we have deemed necessary or advisable for purposes of this opinion, and we have made such investigations of law as we have deemed appropriate.

         Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

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         2. The issuance of the Shares has been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, upon the issuance and sale of the Shares as contemplated by the Registration Statement for a consideration not less than the par value thereof as required by the laws of Delaware, and not less than the net asset value thereof as required by the Investment Company Act of 1940, such Shares will be legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required and to the reference to our firm as counsel in the Statement of Additional Information filed as part of the Registration Statement. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         This opinion is limited to the laws of State of New York and the federal law of the United States of America, and we do not express any opinion herein concerning any other law. Insofar as the opinions expressed herein relate to matters that are governed by the laws of the State of Delaware, we have relied on the opinion of Morris, Nichols, Arsht & Tunnell, a copy of which is attached hereto, without independent investigation on our part of the facts, circumstances or law underlying such opinion. Our opinions expressed herein are based on the assumptions and subject to the exceptions expressed in such opinion.

         This opinion speaks only as of its date. In the absence of a specific request, we assume no obligation to supplement or update this opinion as of any date occurring hereafter. This opinion is limited to the matters on which you have requested our opinion, and you must judge whether the matters addressed herein are sufficient for your purposes. This opinion is being delivered solely for your benefit and may not be relied upon by any person other than the addressee hereof.

                                    Very truly yours,

                                    /s/ ARNOLD & PORTER


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